EXHIBIT G


                       Citigroup Alternative Investments
       Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                      Statement of Assets and Liabilities
                                 March 31, 2005

--------------------------------------------------------------------------------

Assets
Cash and cash equivalents                                                                 $  5,144,242
Investments in investment funds, at fair value (Cost: $59,947,548)                          67,867,834
Receivable from investment funds                                                             8,392,061
Other assets                                                                                    19,486
                                                                                          ------------
        Total assets                                                                        81,423,623
                                                                                          ------------
Liabilities

Redemptions payable                                                                          1,944,685
Management fee payable                                                                         666,828
Contributions received in advance                                                              401,700
Offering costs payable                                                                           5,182
Accounts payable and accrued expenses                                                          403,680
                                                                                          ------------
        Total liabilities                                                                    3,422,075
                                                                                          ------------
           Members' Capital (71,765.186 units outstanding)                                $ 78,001,548
                                                                                          ============
        Net Asset Value per unit                                                          $   1,086.90
                                                                                          ============

                        Citigroup Alternative Investments
       Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                            Schedule of Investments
                                 March 31, 2005

--------------------------------------------------------------------------------

                                                              Cost             Fair Value          % of Members'
                                                                                                      Capital
Investments in Investment Funds
      Fixed Income Arbitrage
        Concordia I, L.P. - a                              $  3,130,000      $   3,357,141             4.30%
        PIMCO Global Relative Value Fund, L.L.C. - b          4,060,000          4,190,160             5.37%

      Event Driven
        Brencourt Multi-Strategy, L.P. - b                 $    800,000      $   1,013,728             1.30%
        Canyon Value Realization Fund, L.P. - b               1,300,000          1,659,704             2.13%
        Centaurus Alpha Fund L.P. - c                        10,000,000         10,030,150            12.86%
        GoldenTree High Yield Partners, L.P. - b              1,350,000          2,005,020             2.57%
        Lydian Partners II, L.P. - b                          1,300,000          1,378,939             1.77%
        Post Opportunity Fund L.P. - b                        1,280,000          1,751,164             2.24%
        Purchase Associates II, L.P. - b                        800,000            890,365             1.14%
        Taconic Capital Partners 1.5, L.P. - b                2,878,848          3,343,231             4.29%

      Equity Arbitrage
        Frontpoint Utility & Energy, L.P. - b              $  5,050,000      $   5,802,682             7.44%
        Pentangle Partners, L.P. - a                          5,817,000          6,259,985             8.03%

      Discretionary
        Basswood Opportunity Partners L.P.- b              $  3,500,000      $   3,690,016             4.73%
        Chilton Small Cap Partners, L.P. Class A - c          3,620,000          4,508,633             5.78%
        Delta Institutional, L.P. - b                         2,290,000          3,700,042             4.74%
        North River Partners, L.P. - d                        2,370,000          3,188,286             4.09%
        North Sound Legacy Insitutional Fund, L.L.C. -b       4,500,000          5,175,609             6.64%
        The Capital Hedge Fund Ltd - a                        5,500,000          5,521,279             7.07%
                                                          ----------------------------------------------------
     Total Investments In Investment Funds                 $ 59,545,848      $  67,466,134            86.49%

     Short Term Investments
        BlackRock PIF Temp Fund                            $    401,700      $     401,700             0.52%
                                                          --------------------------------------------------
    Total Investments                                      $ 59,947,548      $  67,867,834            87.01%

    Other Assets, less Liabilities                                           $  10,133,714            12.99%
                                                                             -------------    --------------
    Members' Capital                                                         $  78,001,548           100.00%
                                                                             -------------    --------------



    Note: Investments in underlying Investment Funds are categorized by investment strategy.

    a - Redemptions permitted monthly
    b - Redemptions permitted quarterly
    c - Redemptions permitted annually
    d - Redemptions permitted semi-annually

                        Citigroup Alternative Investments
       Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                             Statement of Operations
                           Year Ended March 31, 2005

--------------------------------------------------------------------------------

Investment Income
 Interest                                                           $    81,809
                                                                    ------------
   Total investment income                                               81,809
                                                                    ------------

Expenses
 Management fees                                                      1,507,080
 Professional fees                                                      336,142
 Administration fees                                                    225,741
 Amortization of offering costs                                         111,750
 Marketing fees                                                          22,742
 Custodian fees                                                          11,896
 Directors' fees and expenses                                            10,510
 Miscellaneous expenses                                                  40,065
                                                                    ------------
 Total expenses                                                       2,265,926
                                                                    ------------
 Net investment loss                                                 (2,184,117)
                                                                    ------------
 Realized and unrealized gain on investments:
 Net realized gain on investments                                       686,342
 Net change in unrealized appreciation on investments                 2,702,892
                                                                    ------------
 Net realized and unrealized gain on investments                      3,389,234
                                                                    ------------
 Increase in members' capital derived from investment activities      1,205,117
                                                                    ============

                       Citigroup Alternative Investments
       Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                   Statements of Changes in Members' Capital
                   For the Years Ended March 31, 2005 and 2004

--------------------------------------------------------------------------------


                                                                 Year Ended         Year Ended
                                                               March 31, 2005     March 31, 2004
From investment activities
  Net investment loss                                       $    (2,184,117)    $  (1,640,455)
  Net realized gain on investments                                  686,342           153,563
  Net change in unrealized appreciation on investments            2,702,892         5,066,719
                                                            ----------------    ---------------
     Increase in members' capital
     derived from investment activities                           1,205,117         3,579,827
Members' capital transactions
  Capital contributions                                          25,895,081        28,484,025
  Capital withdrawals                                            (7,714,817)       (1,299,715)
                                                            ----------------    ---------------
     Increase in members' capital
     derived from capital transactions                           18,180,264        27,184,310

  Members' capital at beginning of period                        58,616,167        27,852,030
                                                            ----------------    ---------------
  Members' capital at end of period
  (71,765.186 and 54,616.963 units outstanding
  at March 31, 2005 and 2004, respectively)                 $    78,001,548     $  58,616,167
                                                            ================    ===============

                        Citigroup Alternative Investments
       Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                            Statement of Cash Flows
                           Year Ended March 31, 2005

--------------------------------------------------------------------------------



Cash flows from operating activities
Increase in members' capital derived from investment activities             $   1,205,117
Adjustments to reconcile net increase in members' capital derived from investment activities to net cash used in operating activities:
  Increase in investment funds, at fair value                                 (11,781,142)
  Increase in receivable from investment funds                                 (8,083,102)
  Decrease in other assets                                                        102,605
  Increase in management fee payable                                              568,184
  Decrease in offering costs payable                                             (104,450)
  Increase in accounts payable and accrued expenses                                13,271
                                                                            ---------------
  Net cash used in operating activities                                       (18,079,517)

Cash flows from financing activities
  Capital contributions                                                        25,895,081
  Capital withdrawals                                                          (6,241,151)
  Decrease in contributions received in advance                                (3,800,500)
                                                                            ---------------
  Net cash provided by financing activities                                    15,853,430
                                                                            ----------------
     Net decrease in cash and cash equivalents                                 (2,226,087)

     Cash and cash equivalents at beginning of period                           7,370,329
                                                                            ----------------
     Cash and cash equivalents at end of period                             $   5,144,242
                                                                            ================

Supplmental non-cash information:

Included in capital withdrawals on the accompanying Statement of Changes in Members' Capital is a change in redemptions payable of $1,473,666.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                              Financial Highlights

--------------------------------------------------------------------------------
For a unit outstanding throughout each period

                                                                                                                   January 1, 2003
                                                                                                                    (commencement
                                                                  Year Ended               Year Ended               of operations)
                                                                March 31, 2005           March 31, 2004          to March 31, 2003


Net Asset Value, beginning of period:                         $    1,073.22              $      993.27           $      1,000.00
                                                              ===============            ===============         ===================
  Income from investment operations***:
  Net investment loss                                                (31.02)                    (34.35)                   (13.23)
  Net realized and unrealized gain on investments                     44.70                     114.30                      6.50
                                                              ---------------            ---------------         -------------------
  Total from investment operations                                    13.68                      79.95                     (6.73)
                                                              ---------------            ---------------         -------------------
Net Asset Value, end of period:                               $    1,086.90              $    1,073.22           $        993.27
                                                              ===============            ===============         ===================
Total Return                                                           1.27%                      8.05%                    (0.67%)**
Ratios/Supplemental Data:
Net assets, end of period                                     $  78,001,548              $  58,616,167           $    27,852,030
                                                              ===============            ===============         ===================
Portfolio turnover                                                    31.84%                     22.76%                   25.96%*
Ratio of expenses to average net assets                                3.02%                      3.31%                    5.44%*
Ratio of net investment loss to average net assets                    (2.91%)                    (3.28%)                 (5.39%)*

*   Annualized.
**  Total return for a period of less than a full year is not annualized.
*** Per unit data for income from investment operations is computed using the twelve month total of income and expense divided by beginning of month units.

The accompanying notes are an integral part of these financial statements.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M

Notes to Financial Statements - March 31, 2005

     1.   Organization

          Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC ("the Company") was organized as a Delaware Limited Liability Company on August 16, 2002. The Company is registered under the Investment Company Act of 1940 (the "1940 Act") as amended, as a closed-end, non-diversified management investment company. The Company is also registered under the Securities Act of 1933 ("1933 Act"). The Company consists of two separate series, Multi-Strategy Series M and Multi-Strategy Series G (each a "Series"). The financial statements included herein are for Multi-Strategy Series M. The investment objective of Multi-Strategy Series M is to achieve capital appreciation principally through investing in investment funds ("Investment Funds") managed by third-party investment managers ("Investment Managers") that employ a variety of alternative investment strategies. These investment strategies allow Investment Managers the flexibility to use leverage or short-side positions to take advantage of perceived inefficiencies across the global markets, often referred to as "alternative" strategies. Because Investment Funds following alternative investment strategies are often described as hedge funds, the investment program of Multi-Strategy Series M can be described as a fund of hedge funds.

          Units of Multi-Strategy Series M are sold to eligible investors (referred to as "Members"). The minimum initial investment in Multi-Strategy Series M from each Member is $25,000 (and was $50,000 from January 1, 2003 to November 1, 2003); the minimum additional investment is $10,000.

          Citigroup Alternative Investments LLC ("CAI", or the "Adviser"), a Delaware limited liability company and indirect, wholly owned subsidiary of Citigroup Inc., serves as Multi-Strategy Series M's investment adviser. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and, among other things, is responsible for the allocation of Multi-Strategy Series M's assets to various Investment Funds. AMACAR Partners, Inc. is the managing member of Multi-Strategy Series M and has delegated substantially all authority to oversee the management of the operations and assets of Multi-Strategy Series M to the Board of Directors.

     2.   Significant Accounting Policies

          Investments in Investment Funds are subject to the terms of the respective limited partnership agreements, limited liability company agreements and offering memoranda. Multi-Strategy Series M values these investments at fair value based on financial data supplied by the Investment Funds.

          a. Portfolio Valuation

          The net asset value of Multi-Strategy Series M is determined as of the close of business at the end of each month in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Board of Directors.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M

Notes to Financial Statements - March 31, 2005 (continued)
--------------------------------------------------------------------------------

          Multi-Strategy Series M's investments in Investment Funds are carried at fair value as determined by Multi-Strategy Series M's pro-rata interest in the net assets of each Investment Fund. All valuations utilize financial information supplied by each Investment Fund and are net of management and performance incentive fees or other allocations payable to the Investment Funds' managers as required by the Investment Funds' agreements. Each Investment Manager to which the Adviser allocates assets will charge Multi-Strategy Series M, as investor in an underlying Investment Fund, an asset-based fee, and some or all of the Investment Managers will receive performance-based compensation in the form of an incentive fee. The asset-based fees of the Investment Managers are generally expected to range from 1% to 3% annually of the net assets under their management and the incentive fee is generally expected to range from 15% to 25% of net profits annually.

          As a general matter, the fair value of Multi-Strategy Series M's investment in an Investment Fund represents the amount that Multi-Strategy Series M can reasonably expect to receive from an Investment Fund if Multi-Strategy Series M's investment were redeemed at the time of valuation, based on information available at the time. The Investment Funds provide for periodic redemptions ranging from monthly to annually. Investment Funds generally require advance notice of a Member's intent to redeem its interest, and may, depending on the Investment Funds' governing agreements, deny or delay a redemption request. Multi-Strategy Series M does not take a liquidity discount on any Investment Funds held. The underlying investments of each Investment Fund are accounted for at fair value as described in each Investment Fund's financial statements. The Investment Funds may invest a portion of their assets in restricted securities and other investments that are illiquid.

          b. Fund Expenses

          Multi-Strategy Series M bears all expenses incurred in the course of its operations, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for Multi-Strategy Series M's account; professional fees; costs of insurance; registration expenses; and expenses of meetings of the Board of Directors. Costs incurred in connection with the initial offering were deferred and amortized over the first twelve months of operations; costs incurred in connection with Multi-Strategy Series M's subsequent registration under the 1933 Act have been deferred and were amortized over the twelve months commencing after the effective date of such registration statement.

          c. Income Taxes

          Multi-Strategy Series M currently intends to operate as a partnership and not as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. Each Member will be required to report on his, her or its own annual tax return the Member's distributive share of Multi-Strategy Series M's taxable income or loss.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M

Notes to Financial Statements - March 31, 2005 (continued)
--------------------------------------------------------------------------------

          d. Cash and Cash Equivalents

          Cash and cash equivalents consist of monies invested in a PNC Bank, N.A. account which pays money market rates and are accounted for at cost plus accrued interest.

          e. Contributions Received in Advance

          Contributions received in advance of $401,700 represents subscriptions received to be credited to Members' capital accounts on April 1, 2005. Such amount is included within the short term investments balance as depicted on the accompanying schedule of investments.

          f. Receivable from Investment Funds

          Receivable from investment funds of $8,392,061 represents amounts due to Multi-Strategy Series M for sales of interests in certain investment funds.

          g. Use of Estimates

          The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the Adviser to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Adviser believes that the estimates utilized in preparing Multi-Strategy Series M's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

     3.   Management Fee, Administrative Fee, Related Party Transactions and
          Other

          CAI, as Adviser, provides certain management and administrative services to Multi-Strategy Series M. CAI acts primarily to evaluate and select Investment Managers, to allocate assets, to establish and apply risk management procedures, and to monitor overall investment performance. In addition, CAI also provides office space and other support services. In consideration for such services, Multi-Strategy Series M will pay the Adviser a monthly management fee equal to 0.167% (2.00% on an annualized basis) of end of month Members' capital. The Adviser will pay a portion of the fee to its affiliates.

          A reduction in the management fee to 1.5% of net assets annually (from 2.00% annually for Multi-Strategy Series M) was approved by the Board of Directors to be effective August 1, 2005.

          In addition, CAI allocated certain marketing related expenses of $22,742 to Multi-Strategy Series M during the year ended March 31, 2005.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M

Notes to Financial Statements - March 31, 2005 (continued)
--------------------------------------------------------------------------------

          Placement agents may be retained by the Company to assist in the placement of Units. A placement agent affiliated with the Adviser, will generally be entitled to receive a fee from each investor in the Company whose Units the Agent places. The specific amount of the placement fee paid with respect to a Member is generally dependent on the size of the investment in a Series. Placement agents may also be reimbursed by the Company with respect to certain out-of-pocket expenses.

          Citigroup Global Markets, Inc. ("CGM"), an affiliate of CAI and a wholly owned subsidiary of Citigroup, Inc. serves as a placement agent of the Multi-Strategy Series M Units. For the year ended March 31, 2005, CGM earned $292,000 in placement fees on Multi-Strategy Series M Units. Such fees are deducted from an investor's gross contribution amount.

          The Company has entered into agreements with third parties to act as additional placement agents for Multi-Strategy Series M Units. Placement fees may range from 0 to 3%. In addition, the Adviser, and/or its affiliates, will pay the placement agents an annual fee, payable monthly in arrears. The fee shall be paid from the Adviser's own resources (or those of its affiliates).

          Multi-Strategy Series M pays CAI a monthly fee of 0.025% (0.30% on an annualized basis) for administration based primarily upon average net assets, subject to a minimum monthly fee, and will reimburse certain expenses. CAI, as Administrator, has retained PFPC Inc. ("PFPC"), an independent third party and wholly-owned subsidiary of The PNC Financial Services Group, to assist in the performance of its administrative duties. PFPC provides certain accounting, record keeping, tax and investor related services.

          Each Director who is not an "interested person" of the Company, as defined by the 1940 Act, receives an annual retainer of $10,000 plus a fee per meeting of the Board of Directors of $500. Such Director fees are allocated to each series pro-rata, based on the relative net assets of each series. Any Director who is an "interested person" does not receive any annual or other fee from the Company. All Directors are reimbursed for all reasonable out of pocket expenses. Total amounts expensed related to Directors by Multi-Strategy Series M for the year ended March 31, 2005 were $10,510.

          PFPC Trust Company (an affiliate of PFPC) serves as custodian of Multi-Strategy Series M's assets and provides custodial services for Multi-Strategy Series M. Fees payable to the custodian and reimbursement for certain expenses are paid by Multi-Strategy Series M.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M

Notes to Financial Statements - March 31, 2005 (continued)
--------------------------------------------------------------------------------

     4.   Securities Transactions

          The following table lists the aggregate purchases, proceeds from sales of Investment Funds, net unrealized appreciation, gross unrealized appreciation, and gross unrealized depreciation as of March 31, 2005. At March 31, 2005, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes.

          Cost of purchases                     $ 34,000,000
          Proceeds from sales                   $ 21,783,342
          Gross unrealized appreciation         $  7,920,286
          Gross unrealized depreciation         $          -
          Net unrealized appreciation           $  7,920,286

     5.   Contributions, Redemptions, and Allocation of Income

          Generally, initial and additional subscriptions for Units may be accepted as of the first day of each month. CAI has been authorized by the Board of Directors of the Company to accept or reject any initial and additional subscriptions for Units in Multi-Strategy Series M. The Board of Directors from time to time and in its complete and exclusive discretion may determine to cause Multi-Strategy Series M to repurchase Units from Members pursuant to written tenders by Members on such terms and conditions as it may determine. CAI expects that it typically will recommend to the Board of Directors that the Company offer to repurchase Units from Members quarterly, on each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day).

          Net profits or net losses of Multi-Strategy Series M for each month-end will be allocated among and credited to or debited against the capital accounts of all Members as of the last day of each month in accordance with the Members' respective investment percentages for the month.


          Transactions in units were as follows for the years ended March 31, 2005 and 2004:
                                                                  2005            2004
                                                             --------------- ---------------
          Units outstanding, beginning of year                  54,616.96       28,040.60
          Units purchased                                       24,309.75       27,797.01
          Units redeemed                                        (7,161.53)      (1,220.65)
                                                             --------------- ---------------
          Units outstanding, end of year                        71,765.18       54,616.96
                                                             =============== ===============

     6.   Financial Instruments With Off-Balance Sheet Risk

          In the normal course of business, the Investment Funds in which Multi-Strategy Series M invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, writing option contracts and entering into equity swaps.

                       Citigroup Alternative Investments
       Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                      Statement of Assets and Liabilities
                                 March 31, 2005

--------------------------------------------------------------------------------

Assets
Cash and cash equivalents                                                                $  18,554,854
Investments in investment funds, at fair value (Cost: $160,931,677)                        178,201,380
Receivable from investment funds                                                            22,060,190
Other assets                                                                                    49,109
                                                                                         -------------
     Total assets                                                                          218,865,533
                                                                                         -------------
Liabilities
Redemptions payable                                                                          8,682,345
Management fee payable                                                                       1,965,802
Contributions received in advance                                                            2,340,925
Offering costs payable                                                                           5,182
Accounts payable and accrued expenses                                                          788,615
                                                                                         -------------
     Total liabilities                                                                      13,782,869
                                                                                         -------------
          Members' Capital (183,915.383 units outstanding)                               $ 205,082,664
                                                                                         =============
     Net Asset Value per unit                                                            $    1,115.09
                                                                                         =============

                                        Citigroup Alternative Investments
                        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                                             Schedule of Investments
                                                 March 31, 2005

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Cost                   Fair Value         % of Members'
                                                                                                                     Capital
Investments in Investment Funds
      Fixed Income Arbitrage
          Concordia I, L.P. - a                                     $  6,570,000              $  6,979,497            3.40%
          PIMCO Global Relative Value Fund, L.L.C. - b                 9,250,000                 9,553,620            4.66%
      Event Driven
          Brencourt Multi-Strategy, L.P. - b                        $  3,960,000              $  4,543,956            2.22%
          Canyon Value Realization Fund, L.P. - b                      5,150,000                 6,045,387            2.95%
          Centaurus Alpha Fund L.P. - a                               10,500,000                11,562,478            5.64%
          GoldenTree High Yield Partners, L.P. - b                     2,460,000                 3,617,289            1.76%
          Lydian Partners II, L.P. - b                                 5,910,000                 5,804,007            2.83%
          Polaris Vega Investors L.P. -a                               3,500,000                 3,439,729            1.68%
          Post Opportunity Fund, L.P. - b                              2,000,000                 2,725,764            1.32%
          Purchase Associates II, L.P. - b                             3,360,000                 3,583,676            1.75%
          Taconic Capital Partners 1.5, L.P. - b                       6,922,252                 8,041,934            3.92%

      Equity Arbitrage
          Frontpoint Utility & Energy, L.P. -b                      $  8,000,000              $  9,040,000            4.41%
          Pentangle Partners, L.P. - a                                10,468,500                10,910,187            5.32%

      Discretionary
          Basswood Opportunity Partners L.P.- b                     $ 12,000,000              $ 12,693,724            6.19%
          Chilton Small Cap Partners, L.P. Class A - c                 8,720,000                10,190,909            4.97%
          Delta Fund Europe L.P. - b                                   5,000,000                 5,133,696            2.50%
          Delta Institutional, L.P. - b                               12,100,000                16,239,680            7.92%
          North River Partners, L.P. - d                               6,720,000                 8,515,788            4.15%
          North Sound Legacy Institutional, L.L.C. - b                14,000,000                15,615,539            7.61%
          The Capital Hedge Fund Ltd - a                              12,000,000                12,031,809            5.87%
          Trellus Partners L.P.- b                                    10,000,000                 9,591,786            4.68%
                                                                 -------------------------------------------------------------------
Total Investments In Investment Funds                               $158,590,752              $175,860,455           85.75%

Short Term Investments

          BlackRock PIF Temp Fund                                   $  2,340,925              $  2,340,925            1.14%
                                                                 -------------------------------------------------------------------
Total Investments                                                   $160,931,677              $178,201,380           86.89%

Other Assets, less Liabilities                                                                $ 26,881,284           13.11%
                                                                                           -----------------------------------------
Members' Capital                                                                              $205,082,664          100.00%
                                                                                           =========================================
Note: Investments in underlying Investment Funds are categorized by investment strategy.

a - Redemptions permitted monthly
b - Redemptions permitted quarterly
c - Redemptions permitted annually
d - Redemptions permitted semi-annually

                             Citigroup Alternative Investments
             Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                                  Statement of Operations
                                 Year Ended March 31, 2005

------------------------------------------------------------------------------------------
Investment Income

  Interest                                                              $    199,381
                                                                       --------------
       Total investment income                                               199,381
                                                                       --------------
Expenses
    Management fees                                                        4,157,522
    Professional fees                                                        625,727
    Administration fees                                                      553,200
    Amortization of offering costs                                           111,750
    Marketing fees                                                            49,315
    Directors' fees and expenses                                              25,483
    Custodian fees                                                            12,931
    Miscellaneous expenses                                                    91,663
                                                                       --------------
      Total expenses                                                       5,627,591
                                                                       --------------
      Net investment loss                                                 (5,428,210)
                                                                       --------------
Realized and unrealized gain on investments:

Net realized gain on investments                                             812,524
Net change in unrealized appreciation on investments                       8,545,992
                                                                       --------------
Net realized and unrealized gain on investments                            9,358,516
                                                                       --------------
Increase in members' capital derived from investment activities         $  3,930,306
                                                                       ==============

                        Citigroup Alternative Investments
       Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                   Statements of Changes in Members' Capital

                   For the Years Ended March 31, 2005 and 2004

-----------------------------------------------------------------------------------------------------------
                                                                      Year Ended           Year Ended
                                                                    March 31, 2005       March 31, 2004
From investment activities

  Net investment loss                                               $  (5,428,210)       $  (2,437,028)
  Net realized gain on investments                                        812,524              307,192
  Net change in unrealized appreciation on investments                  8,545,992            8,496,546
                                                                  -----------------    -----------------
    Increase in members' capital
    derived from investment activities                                  3,930,306            6,366,710

Members' capital transactions

  Capital contributions                                               119,438,511           61,119,628
  Capital withdrawals                                                 (21,564,435)          (2,634,723)
                                                                  -----------------    -----------------
    Increase in members' capital
    derived from capital transactions                                  97,874,076           58,484,905


    Members' capital at beginning of period                           103,278,282           38,426,667
                                                                  -----------------    -----------------

    Members' capital at end of period (183,915.383
    and 93,942.933 units outstanding at March 31,
    2005 and 2004, respectively)                                    $ 205,082,664        $ 103,278,282
                                                                  =================    =================

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                             Statement of Cash Flows
                            Year Ended March 31, 2005


---------------------------------------------------------------------------------------------------
Cash flows from operating activities
Increase in members' capital derived from investment activities                 $   3,930,306
Adjustments to reconcile net increase in members' capital derived from investment activities to net cash used in operating activities:
  Increase in investment funds, at fair value                                     (64,092,492)
  Increase in receivable from investment funds                                    (21,581,340)
  Decrease in other assets                                                            102,381
  Increase in management fee payable                                                1,770,280
  Decrease in offering costs payable                                                 (104,450)
  Increase in accounts payable and accrued expenses                                   294,025
                                                                               ----------------
    Net cash used in operating activities                                         (79,681,290)

Cash flows from financing activities
  Capital contributions                                                           119,438,511
  Capital withdrawals                                                             (13,313,123)
  Decrease in contributions received in advance                                   (19,729,250)
                                                                               ----------------
    Net cash provided by financing activities                                      86,396,138
                                                                               ----------------
    Net increase in cash and cash equivalents                                       6,714,848

    Cash and cash equivalents at beginning of period                            $  11,840,006
                                                                               ----------------
    Cash and cash equivalents at end of period                                  $  18,554,854
                                                                               ================


Supplemental non-cash information:

Included in capital withdrawals on the accompanying Statement of Changes in Members' Capital is a change in redemptions payable of $8,251,312.

                                     Citigroup Alternative Investments
                     Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                                            Financial Highlights

-------------------------------------------------------------------------------------------------------------------------
For a unit outstanding throughout each period                                                       January 1, 2003
                                                                                                     (commencement
                                                                Year Ended        Year Ended         of operations)
                                                              March 31, 2005    March 31, 2004     to March 31, 2003
Net Asset Value, beginning of period:                         $    1,099.37     $     995.86       $     1,000.00
                                                             ===============   ===============    ==================
    Income from investment operations***:
    Net investment loss                                              (32.25)          (36.19)              (12.87)
    Net realized and unrealized gain on investments                   47.97           139.70                 8.73
                                                             ---------------   ---------------    ------------------
    Total from investment operations                                  15.72           103.51                (4.14)
                                                             ---------------   ---------------    ------------------

Net Asset Value, end of period:                               $    1,115.09     $   1,099.37       $       995.86$
                                                             ===============   ===============    ==================

Total Return                                                           1.43%           10.39%               (0.41%)**

Ratios/Supplemental Data:
Net assets, end of period                                     $  205,082,664    $ 103,278,282      $    38,426,667
                                                             ===============   ===============    ==================
Portfolio turnover                                                    25.24%           21.29%               29.92% *
Ratio of expenses to average net assets                                3.06%            3.43%                5.28% *
Ratio of net investment loss to average net assets                    (2.95%)          (3.40%)              (5.22%) *


*     Annualized.
**    Total return for a period of less than a full year is not annualized.
***   Per unit data for income from investment operations is computed using the twelve month total of income and expense divided by beginning of month units.

The accompanying notes are an integral part of these financial statements.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G

Notes to Financial Statements - March 31, 2005
--------------------------------------------------------------------------------
     1.   Organization

          Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC ("the Company") was organized as a Delaware Limited Liability Company on August 16, 2002. The Company is registered under the Investment Company Act of 1940 (the "1940 Act") as amended, as a closed-end, non-diversified management investment company. The Company is also registered under the Securities Act of 1933 ("1933 Act"). The Company consists of two separate series, Multi-Strategy Series M and Multi-Strategy Series G (each a "Series"). The financial statements included herein are for Multi-Strategy Series G. The investment objective of Multi-Strategy Series G is to achieve capital appreciation principally through investing in investment funds ("Investment Funds") managed by third-party investment managers ("Investment Managers") that employ a variety of alternative investment strategies. These investment strategies allow Investment Managers the flexibility to use leverage or short-side positions to take advantage of perceived inefficiencies across the global markets, often referred to as "alternative" strategies. Because Investment Funds following alternative investment strategies are often described as hedge funds, the investment program of Multi-Strategy Series G can be described as a fund of hedge funds.

          Units of Multi-Strategy Series G are sold to eligible investors (referred to as "Members"). The minimum initial investment in Multi-Strategy Series G from each Member is $25,000 (and was $50,000 from January 1, 2003 to November 1, 2003); the minimum additional investment is $10,000.

          Citigroup Alternative Investments LLC ("CAI" or "the "Adviser"), a Delaware limited liability company and indirect, wholly owned subsidiary of Citigroup Inc., serves as Multi-Strategy Series G's investment adviser. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and, among other things, is responsible for the allocation of Multi-Strategy Series G's assets to various Investment Funds. AMACAR Partners, Inc. is the managing member of Multi-Strategy Series G and has delegated substantially all authority to oversee the management of the operations and assets of Multi-Strategy Series G to the Board of Directors.

     2.   Significant Accounting Policies

          Investments in Investment Funds are subject to the terms of the respective limited partnership agreements, limited liability company agreements and offering memoranda. Multi-Strategy Series G values these investments at fair value based on financial data supplied by the Investment Funds.

          a. Portfolio Valuation

          The net asset value of Multi-Strategy Series G is determined as of the close of business at the end of each month in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Board of Directors.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G

Notes to Financial Statements - March 31, 2005 (continued)
--------------------------------------------------------------------------------

          Multi-Strategy Series G's investments in Investment Funds are carried at fair value as determined by Multi-Strategy Series G's pro-rata interest in the net assets of each Investment Fund. All valuations utilize financial information supplied by each Investment Fund and are net of management and performance incentive fees or other allocations payable to the Investment Funds' managers as required by the Investment Funds' agreements. Each Investment Manager to which the Adviser allocates assets will charge Multi-Strategy Series G, as investor in an underlying Investment Fund, an asset-based fee, and some or all of the Investment Managers will receive performance-based compensation in the form of an incentive fee. The asset-based fees of the Investment Managers are generally expected to range from 1% to 3% annually of the net assets under their management and the incentive fee is generally expected to range from 15% to 25% of net profits annually.

          As a general matter, the fair value of Multi-Strategy Series G's investment in an Investment Fund represents the amount that Multi-Strategy Series G can reasonably expect to receive from an Investment Fund if Multi-Strategy Series G's investment were redeemed at the time of valuation, based on information available at the time. The Investment Funds provide for periodic redemptions ranging from monthly to annually. Investment Funds generally require advance notice of a Member's intent to redeem its interest, and may, depending on the Investment Funds' governing agreements, deny or delay a redemption request. Multi-Strategy Series G does not take a liquidity discount on any Investment Funds held. The underlying investments of each Investment Fund are accounted for at fair value as described in each Investment Fund's financial statements. The Investment Funds may invest a portion of their assets in restricted securities and other investments that are illiquid.

          b. Fund Expenses

          Multi-Strategy Series G bears all expenses incurred in the course of its operations, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for Multi-Strategy Series G's account; professional fees; costs of insurance; registration expenses; and expenses of meetings of the Board of Directors. Costs incurred in connection with the initial offering were deferred and amortized over the first twelve months of operations; costs incurred in connection with Multi-Strategy Series G's subsequent registration under the 1933 Act have been deferred and were amortized over the twelve months commencing after the effective date of such registration statement.

          c. Income Taxes

          Multi-Strategy Series G currently intends to operate as a partnership and not as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. Each Member will be required to report on his, her or its own annual tax return the Member's distributive share of Multi-Strategy Series G's taxable income or loss.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G

Notes to Financial Statements - March 31, 2005 (continued)
--------------------------------------------------------------------------------

          d. Cash and Cash Equivalents

          Cash and cash equivalents consist of monies invested in a PNC Bank, N.A. account that pays money market rates and are accounted for at cost plus accrued interest.

          e. Contributions Received in Advance

          Contributions received in advance of $2,340,925 represents subscriptions received to be credited to Members' capital accounts on April 1, 2005. Such amount is included within the short term investments balance as depicted on the accompanying schedule of investments.

          f. Receivable from Investment Funds

          Receivable from investment funds of $22,060,190 represents amounts due to Multi-Strategy Series G for sales of interests in certain investment funds.

          g. Use of Estimates

          The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the Adviser to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Adviser believes that the estimates utilized in preparing Multi-Strategy Series G's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

     3.   Management Fee, Administrative Fee, Related Party Transactions and
          Other

          CAI, as Adviser, provides certain management and administrative services to Multi-Strategy Series G. CAI acts primarily to evaluate and select Investment Managers, to allocate assets, to establish and apply risk management procedures, and to monitor overall investment performance. In addition, CAI also provides office space and other support services. In consideration for such services, Multi-Strategy Series G will pay the Adviser a monthly management fee equal to 0.188% (2.25% on an annualized basis) of end of month Members' capital. The Adviser will pay a portion of the fee to its affiliates.

          A reduction in the management fee to 1.5% of net assets annually (from 2.25% annually for Multi-Strategy Series G) was approved by the Board of Directors to be effective August 1, 2005.

          In addition, CAI allocated certain marketing related expenses of $49,315 to Multi-Strategy Series G during the year ended March 31, 2005.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G

Notes to Financial Statements - March 31, 2005 (continued)
--------------------------------------------------------------------------------

          Placement agents may be retained by the Company to assist in the placement of Units. A placement agent affiliated with the Adviser will generally be entitled to receive a fee from each investor in the Company whose Units the agent places. The specific amount of the placement fee paid with respect to a Member is generally dependent on the size of the investment in a Series. Placement agents may also be reimbursed by the Company with respect to certain out-of-pocket expenses.

          Citigroup Global Markets, Inc. ("CGM"), an affiliate of CAI and a wholly owned subsidiary of Citigroup, Inc. serves as a placement agent of the Multi-Strategy Series G Units. For the year ended March 31, 2005, CGM earned $1,085,065 in placement fees on Multi-Strategy Series G Units. Such fees are deducted from an investor's gross contribution amount.

          The Company has entered into agreements with third parties to act as additional placement agents for Multi-Strategy Series G Units. Placement fees may range from 0 to 3%. In addition, the Adviser, and/or its affiliates, will pay the placement agents an annual fee, payable monthly in arrears. The fee shall be paid from the Adviser's own resources (or those of its affiliates).

          Multi-Strategy Series G pays CAI a monthly fee of 0.025% (0.30% on an annualized basis) for administration based primarily upon average net assets, subject to a minimum monthly fee, and will reimburse certain expenses. CAI, as Administrator, has retained PFPC Inc. ("PFPC"), an independent third party and wholly-owned subsidiary of The PNC Financial Services Group, to assist in the performance of its administrative duties. PFPC provides certain accounting, record keeping, tax and investor related services.

          Each Director who is not an "interested person" of the Company, as defined by the 1940 Act, receives an annual retainer of $10,000 plus a fee per meeting of the Board of Directors of $500. Such Director fees are allocated to each series pro-rata, based on the relative net assets of each series. Any Director who is an "interested person" does not receive any annual or other fee from the Company. All Directors are reimbursed for all reasonable out of pocket expenses. Total amounts expensed related to Directors by Multi-Strategy Series G for the year ended March 31, 2005 were $25,483.

          PFPC Trust Company (an affiliate of PFPC) serves as custodian of Multi-Strategy Series G's assets and provides custodial services for Multi-Strategy Series G. Fees payable to the custodian and reimbursement for certain expenses are paid by Multi-Strategy Series G.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G

Notes to Financial Statements - March 31, 2005 (continued)
--------------------------------------------------------------------------------

     4.   Securities Transactions

          The following table lists the aggregate purchases, proceeds from sales of Investment Funds, net unrealized appreciation, gross unrealized appreciation, and gross unrealized depreciation as of March 31, 2005. At March 31, 2005, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes.

          Cost of purchases                     $ 117,000,000
          Proceeds from sales                   $  42,561,024
          Gross unrealized appreciation         $  17,844,181
          Gross unrealized depreciation         $     574,478
          Net unrealized appreciation           $  17,269,703

     5.   Contributions, Redemptions, and Allocation of Income

          Generally, initial and additional subscriptions for Units may be accepted as of the first day of each month. CAI has been authorized by the Board of Directors of the Company to accept or reject any initial and additional subscriptions for Units in Multi-Strategy Series G. The Board of Directors from time to time and in its complete and exclusive discretion, may determine to cause Multi-Strategy Series G to repurchase Units from Members pursuant to written tenders by Members on such terms and conditions as it may determine. CAI expects that it typically will recommend to the Board of Directors that the Company offer to repurchase Units from Members quarterly, on each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day).

          Net profits or net losses of Multi-Strategy Series G for each month-end will be allocated among and credited to or debited against the capital accounts of all Members as of the last day of each month in accordance with the Members' respective investment percentages for the month.


          Transactions in units were as follows for the years ended March 31, 2005 and 2004:
                                                                  2005            2004
                                                             --------------- ---------------
          Units outstanding, beginning of year                  93,942.93       38,586.54
          Units purchased                                      109,500.27       57,797.11
          Units redeemed                                       (19,527.82)      (2,440.72)
                                                             --------------- ---------------
          Units outstanding, end of year                       183,915.38       93,942.93
                                                             =============== ===============

     6.   Financial Instruments With Off-Balance Sheet Risk

          In the normal course of business, the Investment Funds in which Multi-Strategy Series G invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, writing option contracts and entering into equity swaps.